Exhibit 23.4

RJHS/bgh/C1774.00/gcah.184.11	May 27, 2011

Mr. Oscar Humberto Valbuena Amaris
Director de Control de Reservas
Vicepresidencia Financiera
Ecopetrol, S. A.
Edificio Principal, Pico 7
Cr 13 No. 36 - 24
Bogota, Colombia

Consent of Gaffney, Cline & Associates

Dear Mr. Valbuena:

As independent reserve engineers for Ecopetrol S.A., Gaffney, Cline & Associates hereby consents to the references to our firm included in Ecopetrol S.A.'s current report on Form 6-K dated May 27, 2011 (the “Form 6-K”), and to the inclusion of our report entitled “Reserve Audit for Forty Two Fields in Colombia as well as Ecopetrol’s Participation in PetroTech Peruana SA (SAVIA)” dated September 14, 2010 (our “Report”) as Exhibit 99.2 to Form 6-K, as well as to the incorporation by reference of this consent and our Report into Ecopetrol’s S.A.’s registration statement on Form F-3 filed with the United States Securities and Exchange Commission on February 12, 2010.

Very truly yours,

GAFFNEY, CLINE & ASSOCIATES, INC.

Rawdon J.H. Seager
Principal Advisor